                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .   .

                      ENGINEERED SUPPORT SYSTEMS, INC.
           (Exact name of Registrant as specified in its charter)

               MISSOURI                                        43-1313242
    (State or other jurisdiction of                         (I.R.S. employer
     incorporation or organization)                        identification no.)

           201 EVANS LANE                                         63121
        ST. LOUIS, MISSOURI                                    (Zip Code)
(Address of Principal Executive Offices)

        ENGINEERED SUPPORT SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                           DAVID DOUGLASS MATTERN
                               201 EVANS LANE
                          ST. LOUIS, MISSOURI 63121
                   (Name and address of agent for service)

                               (314) 553-4984
        (Telephone number, including area code, of agent for service)


                                     CALCULATION OF REGISTRATION FEE

===========================================================================================================
  Title of Each Class     Amount to           Proposed        Proposed           Amount of
  of Securities to be     be                  Maximum         Maximum            Registration
  Registered              Registered          Offering        Aggregate          Fee
                                              Price           Offering
                                              Per             Price
                                              Share (2)
-----------------------------------------------------------------------------------------------------------
Common Stock $.01          500,000            $  34.05      $ 17,025,000          $ 4,256.25
Par Value
===========================================================================================================

(1)   Includes an indeterminable amount of Plan interests pursuant to Rule 416(c).

(2) Represents the closing price as reported on the NASDAQ National Market on June 15, 2001.

                                   PART II

                  INFORMATION REQUIRED IN THE REGISTRATION
                                  STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Engineered Support Systems, Inc., a Missouri corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 2000;

     (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31 and April 30, 2001; and

     (c) the description of the Registrant's common stock as contained in the Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

     All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under the Registrant's by-laws, the Registrant may indemnify any person who is or was a director, officer, employee or agent of the Registrant or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim to the full extent and in the manner permitted by law.

     Section 351.355 of the General and Business Corporation Law of Missouri provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     Indemnification shall be made by a corporation only upon a determination that the person to be indemnified has met the applicable standard of conduct required. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding, he shall be indemnified against expenses incurred in such defense.

     Expenses incurred in defense of any action, suit or proceeding may be paid in advance of the final disposition upon receipt by the corporation of a written undertaking by or on behalf of the person to repay such amount if it is ultimately determined that the person is not entitled to indemnification under the statute. The indemnification provided by statute is not exclusive of any other rights to which such person may be entitled under the articles of incorporation or by-laws, or any agreement, vote of shareholders or disinterested directors or otherwise, and shall insure to the benefit of the heirs, executors and administrators of such person.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 8.  EXHIBITS

5.0        Opinion of Registrant's legal counsel

23.0       Consent of Registrant's legal counsel (included in Exhibit 5.0)

23.1       Consent of PricewaterhouseCoopers LLP

24.0       Powers of Attorney (included at page II-6)

99.0       Engineered Support Systems, Inc. Employee Stock Purchase Plan



ITEM 9.  UNDERTAKINGS

A.         The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and,

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 29th day of June, 2001.


                                         ENGINEERED SUPPORT SYSTEMS, INC.


                                         By: /s/ Michael F. Shanahan, Sr.
                                            ------------------------------------
                                                  Michael F. Shanahan, Sr.
                                                    Chairman and Chief
                                                     Executive Officer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gary C. Gerhardt and David Douglass Mattern, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:


SIGNATURE                                       TITLE                                     DATE
----------------------------------              ----------------------------              -------------
/s/  Michael F. Shanahan, Sr.                   Chairman, Chief                           June 29, 2001
----------------------------------              Executive Officer
Michael F. Shanahan, Sr.                        and Director (Principal
                                                Executive Officer)





                                    II-6


/s/  Gerald A. Potthoff                         President, Chief                          June 29, 2001
----------------------------------              Operating Officer and
Gerald A. Potthoff                              Director

/s/  Gary C. Gerhardt                           Vice Chairman - Admin-                    June 29, 2001
----------------------------------              istration, Chief Financial
Gary C. Gerhardt                                Officer and Director
                                                (Principal Financial Officer)

/s/  Steven J. Landmann                         Vice President -                          June 29, 2001
----------------------------------              Controller
Steven J. Landmann

/s/  William H. T. Bush                         Director                                  June 29, 2001
----------------------------------
William H. T. Bush

/s/  Michael P. C. Carns                        Director                                  June 29, 2001
----------------------------------
Michael P. C. Carns

/s/  George E. Friel                            Director                                  June 29, 2001
----------------------------------
George E. Friel

/s/  Thomas J. Guilfoil                         Director                                  June 29, 2001
----------------------------------
Thomas J. Guilfoil

/s/  S. Lee Kling                               Director                                  June 29, 2001
----------------------------------
S. Lee Kling

/s/  Kenneth E. Lewi                            Director                                  June 29, 2001
----------------------------------
Kenneth E. Lewi

/s/  Crosbie E. Saint                           Director                                  June 29, 2001
----------------------------------
Crosbie E. Saint

/s/  Michael F. Shanahan, Jr.                   Director                                  June 29, 2001
----------------------------------
Michael F. Shanahan, Jr.

/s/  Earl W. Wims                               Director                                  June 29, 2001
----------------------------------
Earl W. Wims

                                   EXHIBIT
                                    INDEX



Exhibit
  No.                                        Exhibit Description
-------                   ---------------------------------------------------------------
  5.0                     Opinion of Registrant's legal counsel

  23.0                    Consent of Registrant's legal counsel (included in Exhibit 5.0)

  23.1                    Consent of PricewaterhouseCoopers LLP

  24.0                    Powers of Attorney (included at page II-6)

  99.0                    Engineered Support Systems, Inc. Employee Stock Purchase Plan








                                    II-8